Exhibit 99.1

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP, Business Outreach

(616) 365-1555

FOR IMMEDIATE RELEASE
Monday, March 1, 2021

UBEECO, a subsidiary of UFP Industries, purchases J.C. Gilmore Pty Ltd,

expanding its industrial packaging offerings in Australia

GRAND RAPIDS, Mich., Monday, March 1, 2021 – UFP Industries, Inc. (Nasdaq: UFPI) today announced that one of its wholly owned subsidiaries, The UBEECO Group, has acquired the assets of J.C. Gilmore Pty Ltd (Gilmores). This transaction adds a wide portfolio of protective packaging to the industrial packaging products offered by UBEECO and its sister company, Integra Packaging, and expands the companies’ customer base throughout Australia.

Founded in 1988 and operating from its distribution facility in Port Melbourne, Australia, Gilmores is a leading distributor in the industrial and construction industries of packaging tapes, stretch films, packaging equipment, strapping, construction protection products and other items, with 2020 sales of $15 million AUD. Gilmores’ leadership team, including founder Michael Gilmore and his brother, Mark Gilmore, will remain with the company.

“Australia is an important growth market for UFP Global Holdings, and Gilmores’ strong reputation provides a great entrance to a large consumable packaging market,” said Dick McBride, executive vice president. “By joining forces, we create growth opportunities with both new and existing customers, as Gilmores provides a complementary line of protective packaging products that UBEECO will now make available to its customers. We also plan to expand Gilmores’ footprint into New South Wales and Queensland, giving them greater service capacity.”

“We look forward to Gilmores and UBEECO collaborating to expand our geographic reach throughout Australia, as well as the capability to provide our customers new lines of timber products and export packaging such as pallets, skids and crates,” said Michael Gilmore. “This combination will create great benefits for both our team and our customers.”

UFP Industries, Inc.

UFP Industries is a holding company whose operating subsidiaries – UFP Industrial, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Michigan, with affiliates in North America, Europe, Asia and Australia. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

# # #